                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

         AMERICAN  CENTURY  MUTUAL  FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         1. This  Certificate  of Correction  is filed to correct  typographical errors in the Corporation's Articles Supplementary.

         2.  Said  Articles  Supplementary  were  filed  by the  Corporation  on
         February 13, 2003.

         3.  Article  SECOND  requiring  correction  as  previously  filed is as follows:

         SECOND:  Pursuant  to  authority  expressly  vested  in  the  Board  of
Directors of the  Corporation  by Section  2-605(a)(4)  of the Maryland  General
Corporation  Law, the Board of Directors of the  Corporation  has authorized the renaming of the duly established and allocated series of the Corporation's stock as follows:

   New Series Name                                      Prior Series Name
   ---------------                                      -----------------
   Tax-Managed Value Fund                               Capital Value Fund

          The name changes shall be effective on March 1, 2003.

         4. The above  Article  SECOND is hereby  amended by  deleting  the text thereof in its entirety and inserting in lieu therefor the following:

         SECOND:  Pursuant  to  authority  expressly  vested  in  the  Board  of
Directors of the  Corporation  by Section  2-605(a)(4)  of the Maryland  General
Corporation  Law, the Board of Directors of the  Corporation  has authorized the renaming of the duly established and allocated series of the Corporation's stock as follows:

   Prior Series Name                                    New Series Name
   -----------------                                    ---------------
   Tax-Managed Value Fund                               Capital Value Fund

          The name changes shall be effective on March 1, 2003.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused this
Certificate  of  Correction  to the  Articles  Supplementary  to be  signed  and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 28th day of February, 2003.

                                             AMERICAN CENTURY MUTUAL FUNDS, INC.
ATTEST:

       /s/Anastasia H. Enneking            /s/Charles C. Park
Name:  Anastasia H. Enneking              Name:   Charles C. S. Park
Title: Assistant Secretary                Title:  Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC.,
who  executed  on  behalf  of said  Corporation  the  foregoing  Certificate  of
Correction  to  the  Articles  Supplementary  to  the  Charter,  of  which  this certificate is made a part, hereby acknowledges, in the name of and on behalf of said  Corporation,  the  foregoing  Certificate  of  Correction  to the Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  February 28, 2003                     /s/Charles C. S. Park
                                              Charles C. S. Park, Vice President